As filed with the Securities and Exchange Commission on May 25, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3360747
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2007 Stock Incentive Plan

(Full Title of the Plan)

Frank D. Forward

Executive Vice President and Chief Financial Officer

BJ’s Wholesale Club, Inc.

One Mercer Road

Natick, Massachusetts 01760

(Name and Address of Agent For Service)

(508) 651-7400

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,500,000 shares(2)	$37.32(2)	$130,620,000(2)	$9,313.20

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 18, 2010.

STATEMENT OF INCORPORATION BY REFERENCE

Except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-143224, filed by the Registrant on May 24, 2007 relating to the Registrant’s 2007 Stock Incentive Plan.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Natick, Commonwealth of Massachusetts, on this 25th day of May, 2010.

BJ’S WHOLESALE CLUB, INC.

By:	/S/ LAURA J. SEN
Laura J. Sen
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of BJ’s Wholesale Club, Inc., hereby severally constitute and appoint Laura J. Sen, Frank D. Forward and Lon F. Povich, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable BJ’s Wholesale Club, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ LAURA J. SEN Laura J. Sen	President and Chief Executive Officer (Principal executive officer)	May 25, 2010

/S/ FRANK D. FORWARD Frank D. Forward	Executive Vice President and Chief Financial Officer (Principal financial and accounting officer)	May 25, 2010

/S/ HERBERT J. ZARKIN Herbert J. Zarkin	Chairman of the Board of Directors	May 25, 2010

/S/ CHRISTINE M. COURNOYER Christine M. Cournoyer	Director	May 25, 2010

/S/ PAUL DANOS Paul Danos	Director	May 25, 2010

/S/ EDMOND J. ENGLISH Edmond J. English	Director	May 25, 2010

/S/ HELEN FRAME PETERS Helen Frame Peters	Director	May 25, 2010

/S/ LEONARD A. SCHLESINGER Leonard A. Schlesinger	Director	May 25, 2010

/S/ MICHAEL J. SHEEHAN Michael J. Sheehan	Director	May 25, 2010

/S/ THOMAS J. SHIELDS Thomas J. Shields	Director	May 25, 2010

INDEX TO EXHIBITS

Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2	By-Laws, as amended, of the Registrant

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of attorney (included on the signature pages of this registration statement)

99(2)	Amended and Restated 2007 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-31015) and incorporated herein by reference.
(2)	Previously filed with the Securities and Exchange Commission as Appendix A of the Company’s Definitive Proxy Statement as filed on April 16, 2010 (Commission File No. 001-13143) and incorporated herein by reference.